As filed with the Securities and Exchange Commission on September 27, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

THE GABELLI EQUITY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	22-273-6509
(State of Organization)	(I.R.S. Employer Identification No.)

One Corporate Center

Rye, New York 10580-1422

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Series H Cumulative Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-173819

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The sections captioned “Summary of the Terms of the Series H Preferred Shares,” “Description of the Series H Preferred Shares” and “Special Characteristics and Risks of the Series H Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-173819) on September 25, 2012, is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

(1)	Articles of Incorporation (1)

(a)	Articles of Amendment dated May 12, 2004 to the Articles of Incorporation (2)

(b)	Articles of Amendment dated September 12, 2005 to the Articles of Incorporation (3)

(2)	Amended and Restated By-Laws of the Registrant (4)

(3)	Articles Supplementary of the Registrant Creating and Fixing the Rights of the Series H Cumulative Preferred Stock (5)

(1)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-45951 and 811-04700) as filed with the Securities and Exchange Commission on April 7, 1998.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form N-14 (File No. 333-126111) as filed with the Securities and Exchange Commission on June 24, 2005.

(3)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-127724 and 811-04700) as filed with the Securities and Exchange Commission on September 15, 2005.

(4)	Incorporated by reference to the Registrant’s filing on Form 8-K (File No. 811-04700) as filed with the Securities and Exchange Commission on December 9, 2010.

(5)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-173819 and 811-04700) as filed with the Securities and Exchange Commission on September 26, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI EQUITY TRUST INC.
(Registrant)

Date: September 27, 2012	By:	/s/ Agnes Mullady
	Name:	Agnes Mullady
	Title:	Treasurer and Principal Financial Officer